CERTIFICATION BY CHIEF EXECUTIVE OFFICER

     I, Bruce Cleland, the Chief Executive Officer of Campbell & Company, Inc. as managing owner of Campbell Alternative Asset Trust, certify that (i) the Form 10Q for the quarter ended March 31, 2005 of Campbell Alternative Asset Trust fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10Q for the quarter ended March 31, 2005 fairly presents, in all material respects, the financial condition and results of operations of Campbell Alternative Asset Trust .

CAMPBELL ALTERNATIVE ASSET TRUST
By: Campbell & Company, Inc., managing owner

By:	/s/ Bruce L. Cleland

Bruce L. Cleland
Chief Executive Officer
May 13, 2005

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